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EXHIBIT 21

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


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
                                                               JURISDICTION
      INCORPORATION                                            OF SUBSIDIARY
      -------------                                            -------------
Alpine Industries, Inc..........................................Washington

Care Free Aluminum Products, Inc..................................Michigan

CFA Holding Company...............................................Delaware

RBP of Arizona, Inc...............................................Delaware

RBP Custom Glass, Inc.............................................Delaware

RBP Fenesco, Inc..................................................Delaware

RBP of Texas, Inc.................................................Delaware

RBP Trans, Inc....................................................Delaware

Ultra Building Systems, Inc.....................................New Jersey
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